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                                                                Exhibit 99.1


                  Certification Required by 18 U.S.C. Sec. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

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         In connection with the filing by Hospitality Properties Trust (the
"Company") of the Annual Report on Form 10-K for the year ending December 31, 2002 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Barry M. Portnoy                              /s/ John G. Murray
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Barry M. Portnoy                                  John G. Murray
Managing Trustee                                  President and Chief
                                                  Operating Officer


/s/ Gerard M. Martin                              /s/ Mark L. Kleifges
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Gerard M. Martin                                  Mark L. Kleifges
Managing Trustee                                  Treasurer and Chief
                                                  Financial Officer